Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO: DYNAMIC MARKETING, INC.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-2 of our report dated March 18, 2005, relating to the financial statements of Dynamic Marketing, Inc. appearing in the Dynamic Health Products, Inc. Form 8-K, filed with the Securities and Exchange Commission on March 31, 2005.

/s/ BRIMMER, BUREK & KEELAN LLP

Brimmer, Burek & Keelan LLP

Tampa, Florida

April 22, 2005